Exhibit 4.7
Form of
PURCHASE WARRANT
EXERCISABLE FOR A 30-DAY PERIOD

COMMENCING ON THE EFFECTIVE DATE OF	For the Purchase of
A REGISTRATION STATEMENT, TO BE FILED
No.                                                                     SOLELY AT THE COMPANY’S DISCRETION
PURCHASE WARRANT

PARALLEL	Common Shares of
Petroleum Corporation	Parallel Petroleum Corporation
(a Delaware corporation)	$.01 Par Value per Share

THIS CERTIFIES THAT, for value received	CUSIP 699157 11 1
(the “Holder”) as registered owner of this Warrant, is entitled at any time or from time to time at or after such date as a Registration Statement covering exercise hereof is declared effective by the Securities and Exchange Commission, but only for a thirty day period after such date, to subscribe for, purchase and receive up to the above-referenced number of fully paid and nonassessable Common Shares, $.01 par value per share (the “Common Shares”), of Parallel Petroleum Corporation, a Delaware corporation (the “Company”), at the price of $6.00 per Common Share (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such Common Shares to the Company at the principal office of the Company or to the Company’s stock transfer agent, American Stock Transfer, Inc., Denver, Colorado; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holders, a copy of which is attached as Annex I hereto and by this reference made a part hereof, the rights granted by this Warrant shall be adjusted as therein specified. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Mountain Time on the 30th day after a Registration Statement covering exercise hereof is declared effective by the Securities and Exchange Commission, this Warrant shall become and be void without further force or effect and all rights represented hereby shall cease and expire.
     This Warrant may be assigned by the Holder in whole or in part by execution by the Holder of the form of assignment hereinafter provided for. In the event of any assignment made as aforesaid, the Company or its stock transfer agent, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company or at the office of the Company’s stock transfer agent, accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Common Shares purchasable hereunder or such portion of such aggregate number as shall be contemplated by any such assignment.
     This Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Common Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in facsimile by its duly authorized officers and the facsimile seal of the Company affixed thereto on December 28, 1984.
PARALLEL PETROLEUM CORPORATION
                    a Delaware Corporation

COUNTERSIGNED:
American Stock Transfer, Inc.
P. O. Box 1596
Denver, Colorado 80201

By:
Transfer Agent and Registrar Authorized Signature
[CORPORATE SEAL]

/s/ Larry C. Oldham Secretary	/s/ Frank S. Delay President

ANNEX I TO SHAREHOLDERS STOCK PURCHASE WARRANT
PARALLEL PETROLEUM CORPORATION
STATEMENT OF RIGHTS OF WARRANT HOLDERS
     (a) In the event, prior to the expiration of the Warrant by exercise or by its terms, the Company shall issue any of its Common Shares as a stock dividend or shall subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such events, the then applicable Purchase Price payable pursuant to this Warrant in effect at the time of such action shall be reduced proportionately and the number of Common Shares at that time purchasable pursuant to this Warrant shall be increased proportionately; and conversely, in the event that the Company shall reduce the number of its Common Shares by combining such shares into a smaller number of shares then, in such event, the then applicable Purchase Price payable pursuant to this Warrant in effect at the time of such action shall be increased proportionately and the number of Common Shares at that time purchasable pursuant to the Warrant shall be decreased proportionately. Any dividend paid or distributed upon the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that such Common Shares are issuable upon the conversion thereof.
     (b) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares to shares without par value, or in the event the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its, or of any successor corporation’s property and assets to any other corporation or corporations (any such other corporation being included within the meaning of the term “successor corporation” hereinbefore used in the context of any consolidation or merger of any other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Warrant, in lieu of Common Shares of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares of the Company, theretofore purchasable upon the exercise of this Warrant had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place, and in any such event, the rights of the Holder of this Warrant to any adjustment in the number of Shares of Common Shares purchasable upon exercise of this Warrant, as hereinbefore provided, shall continue and be preserved in respect of any stock, securities or assets which the Holder becomes entitled to purchase.
     (c) In the event the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates, or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the Holder of this Warrant may thereafter receive, upon exercise hereof, in lieu of each Common Share of the Company which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of the Common Shares of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than 5:00 P.M. Mountain Time on the Thirtieth (30th) day next succeeding the date on which notice of such termination of the right to execute this Warrant has been given by mail to the Holder of this Warrant at this address as it appears on the books of the Company.
     (d) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to purchase its Common Shares at a price per share more than ten percent (10%) below the then current market price per share (as defined below) of its Common Shares at the date of taking such record, then, (i) the number of Common Shares purchasable pursuant to the Warrant shall be redetermined as follows: the number of shares of Common Shares purchasable pursuant to this Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest one-thousandth of a share) shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares of the Company then outstanding (excluding the Common Shares then owned by the Company) immediately prior to taking of such record; plus the number of additional shares offered for purchase, and the denominator of which shall be the number of Common Shares of the Company outstanding (excluding the Common Shares owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Purchase Price purchasable pursuant to this Warrant shall be redetermined as follows: the Purchase Price in effect immediately prior to the taking of such record, shall be multiplied by a fraction, the numerator of which is the number of shares purchasable hereunder immediately prior to the taking of such record, and the denominator of which is the number of shares purchasable hereunder immediately after the taking of such record as determined pursuant to clause (i) above. For the purpose hereof, the current market price per share of the Common Shares of the Company at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive business days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the average of the highest bid-and-ask prices as reported by NASDAQ or, if the Common Shares are not admitted to listing for trading thereon, then in the “pink sheets” of the National Association of Securities Dealers, Inc., for the over-the-counter market in Denver, Colorado, or in the local daily newspapers for such city, or if not reported, the average of the highest bid-and-asked prices as furnished by any member of the New York Stock Exchange, Inc. selected from time to time by the Company for such purpose.
     (e) Upon any exercise of this Warrant by the Holder, the Company shall not be required to deliver fractions of the Common Shares, but prompt, proportionate, equitable, lawful and adequate adjustment in the Purchase Price payable by the Holder shall be made in respect of any such fraction of one share of the Common Shares on the basis of the Purchase Price per share then applicable upon the exercise of this Warrant.
     (f) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall determine to take a record of the holders of its Common Shares for the purpose of determining Shareholders entitled to receive any stock dividend distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other stock, securities or assets deliverable upon the exercise of this Warrant pursuant to the foregoing provisions, the Company shall give to the registered Holder of this Warrant at his address as it appears on the books of the Company at least fifteen (15) days prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other stock, securities or assets which will be deliverable upon exercise of this Warrant after the action for which such record will be taken has been consummated. Without limiting the obligation of the Company to provide notice to the registered Holders of the Warrant Certificates of corporate actions hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.
     (g) The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.
     (h) This Warrant shall not entitle the Holder hereof to any of the rights of Shareholders or to any dividend declared upon the Common Shares unless the Holder shall have exercised this Warrant and purchased the Common Shares prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.
     (i) No adjustment of the Purchase Price shall be made as a result of or in connection with (i) the issuance of Common Shares of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the granting of additional option plans of the Company as currently or thereafter in effect or as hereafter modified, renewed or extended, or the issuance of shares of Common Shares of the Company upon exercise of any such options, or (iii) the issuance of Common Shares in connection with acquisition of any type, in connection with compensation arrangements with officers, employees or agents of the Company or any Subsidiary, or under any circumstances other than those set forth in subsection (i) above.

FORM TO BE USED TO EXERCISE WARRANT:
PARALLEL PETROLEUM CORPORATION
119 North Colorado Street
Midland, Texas 79701
Date:                    , 19 ___
     The Undersigned hereby elects irrevocably to purchase                      Common Shares of the Company called for thereby, and hereby makes payment of $                     (at the rate of $6.00 per Common Share) in payment of the Exercise Price pursuant thereto Please issue the Common Shares as to which this Warrant is exercised in accordance with the instructions given below.

Signature:

Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF
COMMON SHARES

Name:
(Print in Block Letters)
Address:

NOTICE: The signature to this form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement of any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.
FORM TO BE USED TO ASSIGN WARRANT:
PARALLEL PETROLEUM CORPORATION
119 North Colorado Street
Midland, Texas 79701
ASSIGNMENT
(To be executed by the registered Holder to effect a
transfer of the within Warrant:)
     FOR VALUE RECEIVED,                                        does hereby sell, assign and transfer unto                      the right to purchase                      Common Shares of the Company evidenced by the within Warrant and does hereby irrevocably constitute and appoint                                         attorney to transfer such right on the books of the Company with fullpower of substitution in the premises.
     DATED                    , 19___

Signature:

Signature Guaranteed:

NOTICE: The signature to this form to exercise must correspond with NOTICE: The signature to this form to exercise must correspond with he name as written upon the face of the within Warrant in every he name as written upon the face of the within Warrant in every particular without alteration or enlargement of any change whatsoever, particular without alteration or enlargement of any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national trust company or by a firm having membership on a registered national securities exchange. securities exchange.
TRANSFER FEE $5.00 FOR EACH NEW CERTIFICATE ISSUED.

3